SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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(Amendment No.   )
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Weststar Financial Services Corporation (Name of Registrant as Specified In Its Charter)

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WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801
(828) 252-1735

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 17, 2007

NOTICE is hereby given that the Annual Meeting of Shareholders of Weststar Financial Services Corporation (the “Company”) will be held as follows:

Place:	Renaissance Asheville Hotel
One Thomas Wolfe Plaza
Asheville, North Carolina 28801

Date:	April 17, 2007

Time:	3:00 p.m.

The purposes of the meeting are:

1.	To elect three members of the Board of Directors for three-year terms.

2.	To approve the Company’s 2007 Incentive Stock Option Plan.

3.	To approve the Company’s 2007 Nonstatutory Stock Option Plan.

4.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007.

5.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

/s/ Randall C. Hall
Randall C. Hall
Executive Vice President & Secretary
March 9, 2007

WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801
(828) 252-1735

PROXY STATEMENT

Mailing Date: On or about March 9, 2007

ANNUAL MEETING OF SHAREHOLDERS

To Be Held
April 17, 2007

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Weststar Financial Services Corporation (the “Company”) for the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Renaissance Asheville Hotel, One Thomas Wolfe Plaza, Asheville, North Carolina, at 3:00 p.m. on April 17, 2007, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Patricia P. Grimes, Randall C. Hall and Carol L. King. Shares represented by each appointment of proxy, which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the three nominees for director named in Proposal 1 below and FOR Proposals 2, 3 and 4. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Randall C. Hall, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so.

Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone, without additional compensation, by the officers, directors and employees of the Company and its wholly-owned subsidiary, The Bank of Asheville (the “Bank”).

Record Date

The close of business on February 15, 2007 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the Proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 9,000,000 shares are authorized, and preferred stock, no par value, of which 1,000,000 shares are authorized. At December 31, 2006, there were 1,682,290 shares of common stock and no shares of preferred stock outstanding. There were approximately 800 holders of record of the Company’s common stock on this date.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the three nominees receiving the greatest number of votes shall be elected.

In the case of Proposals 2 and 3, for each such proposal to be approved, the proposal must be approved by a majority of the shares entitled to vote on such proposal. Abstentions and broker non-votes will have the same effect as a vote against each proposal.

In the case of Proposal 4, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Ownership of Voting Securities

As of December 31, 2006, no shareholder known to management owned more than 5% of the Company’s common stock, except those listed below.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jacob O. Kamm, II Bay Village, OH	166,064(1)	9.87%

Oberalpen Capital, Ltd. Bay Village, OH	150,812	8.96%

(1) Includes 150,812 shares owned of record by Oberalpen Capital, Ltd., Bay Village, OH, which Mr. Kamm may be deemed to own beneficially as principal of Oberalpen Capital, Ltd. and 15,252 shares owned by Jacob O. Kamm Irrevocable Trust, which Mr. Kamm may be deemed to own beneficially as beneficiary of such Trust.

As of December 31, 2006, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)		PERCENT OF CLASS(3)

W. Edward Anderson	75,025		4.42
Asheville, NC

M. David Cogburn, M.D.	44,082	(4)	2.61
Asheville, NC

Steven D. Cogburn	6,016	(5)	0.36
Asheville, NC

G. Gordon Greenwood	77,879		4.46
Asheville, NC

Patricia P. Grimes Asheville, NC	1,499		0.09

Randall C. Hall Asheville, NC	42,048		2.46

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)		PERCENT OF CLASS(3)

W. Edward Anderson	75,025		4.42
Asheville, NC

M. David Cogburn, M.D.	44,082	(4)	2.61
Asheville, NC

Steven D. Cogburn	6,016	(5)	0.36
Asheville, NC

G. Gordon Greenwood	77,879		4.46
Asheville, NC

Patricia P. Grimes Asheville, NC	1,499		0.09

Randall C. Hall Asheville, NC	42,048		2.46

Darryl J. Hart	28,326		1.67
Asheville, NC

Carol L. King	36,564	(6)	2.15
Asheville, NC

Stephen L. Pignatiello	36,071	(7)	2.12
Asheville, NC

Laura A. Webb	23,949	(8)	1.42
Asheville, NC

David N. Wilcox	34,808		2.05
Asheville, NC

All Directors and Executive Officers as a Group (11 persons)	406,267		21.65

(1) Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Dr. Cogburn - 189 shares; and Ms. Webb - 1,880 shares.

(2) Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. Anderson - 16,308 shares; Dr. Cogburn - 8,780 shares; Mr. Cogburn - 3,261 shares; Mr. Greenwood - 62,726 shares; Mr. Hall - 29,533 shares; Mr. Hart - 16,308 shares; Ms. King - 16,308 shares; Mr. Pignatiello - 16,308 shares; Ms. Webb - 8,780 shares; and Mr. Wilcox - 16,308 shares.

(3) The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 1,682,290 shares of common stock outstanding as of December 31, 2006 and the number of options capable of being exercised by each person or the group before March 1, 2007.

(4) Includes 189 shares owned by Dr. Cogburn’s spouse and 456 shares held as custodian for minor children.

(5) Includes 456 shares owned by Mr. Cogburn as custodian for minor children.

(6) Includes 208 shares held by Ms. King as custodian for a minor child.

(7) Includes 11,648 shares held by Mr. Pignatiello as custodian for minor children.

(8) Includes 1,880 shares owned by Ms. Webb’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

The bylaws of the Company provide that its Board of Directors shall consist of between eight (8) and twelve (12) members, as determined by the Board of Directors or the shareholders, and, if there are nine (9) or more directors, that they shall be classified into three groups with staggered terms of three (3) years in as equal numbers as possible. The Board of Directors has set the number of directors of the Company at ten (10). The following directors whose terms expire at the Annual Meeting have been renominated to three-year terms by the Nominating Committee of the Board of Directors:

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During Past Five Years

W. Edward Anderson (67)	Director	1997	Retired Plant Manager, Continental Teves, Asheville, NC

G. Gordon Greenwood (60)	Director	2000	President and Chief Executive Officer of the Company and the Bank, 2000-Present

Darryl J. Hart (45)	Director	1997	Vice President & General Manager, Hart Funeral Services, Inc., Asheville, NC

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE THREE NOMINEES FOR DIRECTOR OF THE COMPANY FOR TERMS OF THREE YEARS.

Incumbent Directors

The Company’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Each of the three nominees listed above and the incumbent directors listed below also serve as directors of the Bank:

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Past Five Years

M. David Cogburn, M.D. (51)	1999	2009	President, Carolina Mountain Dermatology, P.A., Arden, NC

Steven D. Cogburn (50)	2003	2009	Attorney and Partner, Cogburn and Brazil, P.A., Asheville, NC

Patricia P. Grimes (54)	2003	2008	General Manager, Harry’s Cadillac Pontiac GMC, Asheville, NC

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Past Five Years

Carol L. King (61)	1997	2008	CPA and President, Carol L. King & Associates, P.A., Asheville, NC

Stephen L. Pignatiello (47)	1997	2009	President, P. Comms International, LLC, Asheville, NC (Wine Importer)

Laura A. Webb (47)	1999	2009	President, Webb Investment Services, Inc, Asheville, NC; Chairman of the Board, R. Stanford Webb Agency, Asheville, NC

David N. Wilcox (46)	1997	2008	Financial Consultant, Hilliard Lyons, Inc., Asheville, NC; Partner, Reservation Management Services, Asheville, NC, 1990-Present; Vice President, Wilcox Travel Agency, Inc., Asheville, NC, 1984-2004

Director Independence

With the exception of Mr. Greenwood, each member of the Company’s Board of Directors is “independent” under applicable independence standards.

Director Relationships

One family relationship on the Board of Directors exists. M. David Cogburn, M.D. and Steven D. Cogburn are brothers.

No director is a director of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors held twelve (12) regular meetings in 2006. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served. The Board of Directors intends to meet monthly in 2007.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Nine (9) of the Company’s ten (10) directors attended the 2006 Annual Meeting of Shareholders.

The Board of Directors has appointed several standing committees including an Audit Committee, Compensation/Nominating Committee and Executive Committee. During 2006, the Audit Committee met three (3) times, the Compensation/Nominating Committee met once and the Executive Committee met once. These committees intend to continue to meet as needed during 2007. The composition of each of these committees is as follows:

Audit Committee W. Edward Anderson M. David Cogburn, M.D. Patricia P. Grimes Darryl J. Hart Carol L. King Laura A. Webb	Compensation/Nominating Committee W. Edward Anderson M. David Cogburn, M.D. G. Gordon Greenwood* Carol L. King Stephen L. Pignatiello David N. Wilcox	Executive Committee W. Edward Anderson M. David Cogburn, M.D. G. Gordon Greenwood Carol L. King Stephen L. Pignatiello David N. Wilcox
* Non-voting advisory member

Compensation/Nominating Committee

The Company’s standing Compensation/Nominating Committee fulfills the duties of the Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each committee of the Board.

The Company is not a member of any securities exchange, however, the committee members are “independent” as defined by Nasdaq listing standards. The bylaws of the Company state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Company’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the Annual Meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock for a period of twelve (12) months preceding the date of the nomination. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Board of Directors has adopted a formal written Nominating Committee Charter, which is available at www.bankofasheville.com.

The Board of Directors has also adopted a Compensation Committee charter that sets forth the powers and responsibilities of the committee. The Compensation Committee charter is available at www.bankofasheville.com.

In order to determine the elements and levels of the Company’s director compensation and to gain an understanding of any trends impacting director compensation generally, the committee periodically gathers information on director compensation, including fees, stock options, and other benefits, from similarly situated financial institutions. This information is typically gathered by the President and Chief Executive Officer at the request of the committee. The committee weighs this information and reviews the Company’s overall performance and makes recommendations regarding director compensation to the full board.

In order to assist it in determining the elements and levels of executive compensation, the committee obtains executive salary range data from an independent third party salary administration consulting firm. The committee assesses this information along with the Company’s performance in determining executive compensation. The committee does not otherwise delegate authority in connection with setting director and executive compensation. This consulting firm also assists the Committee in designing and administering a non-equity incentive plan for executive officers, which plan is described more fully on page 12.

Report of Audit Committee

The Company has a standing Audit Committee. The Audit Committee is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the internal audit programs of the Company and the Bank. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place pre-approval policies and procedures that involve assessment of the performance and independence of the Company’s independent auditors, evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2006, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Hughes PLLC their independence.

Based on the review and discussions above, the Audit Committee: (i) recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC; and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2007.

The Audit Committee has a written charter, which is reviewed by the Committee for adequacy on an annual basis. A copy of the Audit Committee Charter is available at www.bankofasheville.com.

The Audit Committee members are “independent” and “financially literate” as defined by the Nasdaq listing standards. The Board of Directors has determined that Carol L. King, a member of the Audit Committee, meets the SEC requirements for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the Company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Audit Fees

The aggregate fees billed by Dixon Hughes PLLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2006 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2006 were $62,000. The aggregate fees billed by Dixon Hughes PLLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2005 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2005 were $39,000. All such services rendered by Dixon Hughes PLLC were subject to pre-approval by the Audit Committee and no such pre-approvals were waived.

Audit-Related Fees

The aggregate fees billed by Dixon Hughes PLLC for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements, but which are not included in audit fees disclosed above, were $120.00 for the fiscal year ended December 31, 2005. No such fees were incurred for the fiscal year ended December 31, 2006. Such fees in 2005 were for routine accounting consultations. All such services rendered by Dixon Hughes PLLC were subject to pre-approval by the Audit Committee and no such pre-approvals were waived.

Tax Fees

The aggregate fees billed by Dixon Hughes PLLC for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2006 and 2005 were $7,000 and $4,000, respectively.

All Other Fees

There were no additional fees billed by Dixon Hughes PLLC during the fiscal year ended December 31, 2006 or the fiscal year ended December 31, 2005.

This report is submitted by the Audit Committee: W. Edward Anderson, M. David Cogburn, M.D., Patricia P. Grimes, Darryl J. Hart, Carol L. King and Laura A. Webb.

Director Compensation

Directors received compensation of $100 for every meeting attended during the fiscal year ended December 31, 2006.

The shareholders of the Company ratified the Weststar Financial Services Corporation 2001 Nonqualified Stock Option Plan (the “Nonqualified Option Plan”) at the 2001 Annual Meeting of shareholders pursuant to which options on 82,584 shares (as adjusted) of the Company’s common stock were made available for issuance to members of the Company’s Board of Directors. During 2001, options to purchase up to 82,584 shares (as adjusted) of the Company’s common stock were granted under the Nonqualified Option Plan, all of which have either been exercised or currently remain outstanding. No options were granted under the Nonqualified Option Plan during the fiscal year ended December 31, 2006.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
W. Edward Anderson	$2,600	--	--	--	$2,600
M. David Cogburn, M.D.	1,300	--	--	--	1,300
Stephen D. Cogburn	1,900	--	--	--	1,900
G. Gordon Greenwood	--	--	--	--	--(1)
Patricia P. Grimes	1,500	--	--	--	1,500
Darryl J. Hart	2,300	--	--	--	2,300
Carol L. King	2,800	--	--	--	2,800
Stephen L. Pignatiello	2,000	--	--	--	2,000
Laura A. Webb	1,500	--	--	--	1,500
David N. Wilcox	2,400	--	--	--	2,400

(1)
Compensation paid to Mr. Greenwood in connection with his service as President and Chief Executive Officer of the Company and the Bank is presented in the Summary Compensation table presented on page 13.

Indebtedness of and Transactions with Management

The Bank has had, and expects to have in the future, transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and the Bank, Regulation O has been complied with in its entirety.

Executive Officers

Set forth below is certain information regarding the Company’s executive officers.

Name	Age	Position with Company	Business Experience

G. Gordon Greenwood	60	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Company and the Bank, 2000-Present.

Randall C. Hall	41	Executive Vice President, Secretary, and Chief Financial Officer	Executive Vice President, Secretary, and Chief Financial Officer of the Company and the Bank, 1997- Present.

John R. Hamrick	59	Senior Loan Officer	Senior Vice President and Senior Loan Officer of the Bank, 2005 - Present; Branch Administrator/Regional Manager, SouthTrust Bank, 1993 - 2005.

Executive Compensation

The Bank has entered into employment agreements with G. Gordon Greenwood as its President and Chief Executive Officer, Randall C. Hall as its Executive Vice President and Chief Financial Officer and John R. Hamrick as its Senior Loan Officer. The employment agreements establish the duties and compensation of each of the officers and to provide for the officers’ continued employment with the Bank.

Mr. Greenwood’s employment agreement originally provided for an initial term of five (5) years with renewal at the end of the third year and on each anniversary thereafter for an additional one-year term provided there was an affirmative decision to renew by the Board of Directors. In 2005, the term of Mr. Greenwood’s employment agreement was extended to February 9, 2008. Mr. Hall’s employment agreement originally provided for an initial term of two (2) years with renewal at the end of the initial term and on each anniversary thereafter for an additional one-year term provided there was an affirmative decision to renew by the Chief Executive Officer. Mr. Hamrick’s employment agreement originally provided for an initial term of one (1) year with renewal at the end of the initial term and on each anniversary thereafter for an additional one-year term provided there was an affirmative decision to renew by the Chief Executive Officer.

The employment agreements provide for an annual base salary and for participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the executives’ positions or made available to all other employees. Annual salary increases are determined by the compensation committee and are based on past performance of the Company and data provided by an independent third party consulting firm. The agreements also provide for bonus compensation in addition to base salary compensation. Bonus compensation is paid pursuant to a non-equity incentive plan, which measures the Company’s actual performance against budget in three categories. These categories are (i) total loans outstanding, (ii) total deposits and (iii) net income as a percentage of the budget. Under the incentive plan, the default amount is 12% of the executive’s prior year salary. The actual bonus paid can range from 0% up to a maximum of 125% of the default amount. For example, a salary of $100,000 would yield a default amount of $12,000. If the executive were to achieve 125% of budget goals, the incentive bonus payment would be 125% of the $12,000 default amount, or $15,000. The executive is eligible to receive a bonus of 50% of the default amount, or $6,000 in the example, in the event that at least 90% of the total budget goals are achieved. No bonus is payable in the event that at least 90% of budget goals is not achieved.

In addition to salary and bonus compensation, Mr. Greenwood’s employment agreement entitles him to receive a 10-year annuity of $40,000 per year beginning at age 65. The present value of the estimated liability, which was $265,167 at December 31, 2006, is being accrued over the vesting period defined in the agreement, which has fully vested. The related expense was $13,822 for the year ended December 31, 2006. The Company is the owner and beneficiary of a life insurance policy on this key employee, which will be used to fund the company’s liability under the salary continuation agreement. The total net cash surrender value of this policy at December 31, 2006 was $269,145.

Each of the employment agreements provides that the officer may be terminated for “cause” as that term is defined in each employment agreement, following which the Bank has no continuing obligation to compensate the officer under the terms of the contract. The employment agreements may also be terminated without “cause” prior to expiration of the applicable term, however, in the event that the Bank terminates an employment agreement without “cause” prior to expiration of the contract’s then current term, the officer is entitled to continue to receive compensation and other benefits through the then remaining term of the contract.

The employment agreements also provide “change in control” benefits for each of the officers. Under the terms of the “change in control” provisions, should the Bank terminate the employment agreement other than for cause or disability within 24 months after a “change in control” of the Bank or should the officer terminate the employment agreement within such 24 month period because his compensation, benefits or responsibilities have been reduced, or his workplace location is moved outside of Asheville, North Carolina, then he shall receive a lump sum equal to two hundred ninety-nine percent (299%) of his “base amount” as such term is defined in Section 280G of the Internal Revenue Code of 1986. For purposes of the employment agreements, a “change in control” shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of the Bank representing thirty-five percent (35%) or more of the voting power of the Bank’s then outstanding securities; (ii) the acquisition by any person in any manner of the ability to elect, or to control the election of, a majority of the directors of the Bank; (iii) the merger of the Bank into another entity or the merger of any entity into the Bank without the Bank being the survivor; or (iv) the acquisition of substantially all of the assets of the Bank by another corporation. As of December 31, 2006, the value of the lump sum payments that would have been payable to Messrs. Greenwood, Hall and Hamrick upon the occurrence of a “change in control” followed by a termination event would have been $483,264, $333,111 and $316,592, respectively.

The following table shows all cash and non-cash compensation paid to or received or deferred by G. Gordon Greenwood, Randall C. Hall and John R. Hamrick for services rendered in all capacities during the fiscal year ended December 31, 2006. No other executive officer of the Company received compensation during 2006 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(1)	Total

G. Gordon Greenwood President and Chief Executive Officer	2006	$168,276	--	--	$20,688	$18,730	$207,694

Randall C. Hall Executive Vice President, Chief Financial Officer and Secretary	2006	$118,405	--	--	$14,761	$14,395	$147,561

John R. Hamrick Senior Loan Officer	2006	$90,774	--	--	$10,767	$12,119	$113,660
(1)	Includes 401(k) contributions and the dollar value of premiums paid on behalf of the named officers for group term life, health and dental insurance.
Stock Options

At the Company’s 2001 Annual Meeting, the shareholders approved the adoption of the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan, which provides for the issuance of incentive stock options to purchase up to 110,982 shares (as adjusted) of the Company’s common stock. There were no grants of Incentive Stock Options during the fiscal year ended December 31, 2006.

The following table sets forth information regarding equity awards granted to the named executive officers that remained outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
G. Gordon Greenwood	62,726	-0-	-0-	$4.08	June 20, 2011
Randall C. Hall	33,453	-0-	-0-	$4.08	June 20, 2011
John R. Hamrick	-0-	-0-	-0-	--	--

401(k) Savings Plan

The Company has no employees who are not also employees of the Bank. Hence, the 401(k) Savings Plan of the Bank covers all employees of the Company. In 1998, the Bank adopted a tax-qualified savings plan (the “Savings Plan”), which covers all current full-time employees and any new full-time employees who have completed 1,000 hours of service for the employer. Under the savings plan, a participating employee may contribute up to $15,000 of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”), as amended. The Bank makes a minimum contribution equal to 3% of the participating employee’s pre-tax base salary with additional matching contributions equal to 50% of amounts over the initial 3% of pre-tax base salary contributed by the employee. The Bank’s total contribution is capped at 4% of the employee’s pre-tax base salary. A participant’s contributions and the Bank’s matching contributions under the savings plan are held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the savings plan, and becomes 100% vested in the account for the Bank’s matching contributions after completing five years of service with the employer. The value of a participant’s accounts under the savings plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any reason, or becomes payable to a designated beneficiary upon a participant’s death. The savings plan also contains provisions for withdrawals in the event of certain hardships. A participant’s contributions, vested matching and profit sharing contributions of the employer, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

PROPOSAL 2: APPROVAL OF THE 2007 INCENTIVE STOCK OPTION PLAN

On January 16, 2007, the Board of Directors approved the Weststar Financial Services Corporation 2007 Incentive Stock Option Plan (the “Incentive Stock Option Plan”) which provides for the issuance of options to purchase shares of the Company’s common stock (“Incentive Options”) to officers and other full-time employees of the Company and the Bank (the “Optionees”), including the Bank's executive officer(s). The purpose of the Incentive Stock Option Plan generally is to assist the Company and the Bank in attracting and retaining employees whose interests are the same as those of shareholders, and to provide an additional incentive for employees to whom Incentive Options are granted to perform at levels that will enhance the Company’s financial performance and shareholder value. The Board's approval of the Incentive Stock Option Plan is subject to approval by the shareholders of the Company.

While all employees of the Company and the Bank are eligible to receive stock options under the Incentive Stock Option Plan, there have been no projections made as to whom options will be granted or what percentage of the plan pool will be held in reserve.

The Incentive Stock Option Plan will be administered by the Compensation/Nominating Committee of the Board (the “Committee”) and generally provides for the issuance and sale of an aggregate of 60,000 shares of the Company’s common stock (subject to adjustment as described below) upon the exercise of Incentive Options. The Committee is authorized to determine the persons to whom and numbers of shares for which Incentive Options will be granted, to interpret and construe the terms and provisions of the Incentive Stock Option Plan and to make reasonable or advisable rules and other determinations relating to the Incentive Stock Option Plan. The Incentive Stock Option Plan provides that, to the extent permitted by applicable law, members of the Committee will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Incentive Stock Option Plan.

The price per share (the “Exercise Price”) of common stock covered by each Incentive Option granted shall be set by the Committee at the time the Incentive Option is granted, but shall not be less than 100% of the fair market value of a share of common stock at the time the Incentive Option is granted (or 110% in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Company’s common stock). The fair market value of a share of common stock at the date of grant shall be determined according to the Incentive Stock Option Plan in the following manner: (1) if on the date of grant the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the closing sales price as reported on the date of grant, provided that if a closing sales price is not reported for such date, the fair market value shall be equal to the closing sales price on the most recent trading day for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or another comparable system, the fair market value shall be equal to the arithmetic mean of the bid and asked prices as quoted on such system on the date of grant, provided that if bid and asked prices are not available for such date, the fair market value shall be equal to the arithmetic mean of the bid and asked prices on the most recent trading day for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be the average of the bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Committee, for the most recent trading date practicable. If the Committee determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Committee shall adopt a reasonable valuation method, which valuation method shall take into consideration all available information material to the valuation of the common stock, and shall apply such valuation method in a reasonable manner to fix the fair market value of the common stock on the date of grant.

Each Incentive Option will become exercisable as specified by the Committee at the time of grant, and will expire and may not thereafter be exercised after the earlier of:

(i)	the expiration date set by the Committee at the time of grant, which in any event may be no more than five years pursuant to the terms of the Incentive Stock Option Plan;

(ii)	the date the Optionee resigns or on which his or her employment is terminated for “cause” (as defined in the Incentive Option Plan);

(iii)	three (3) months following the termination of the Optionee's employment as a result of his or her retirement or following a “change in control;"

(iv)	twelve (12) months following the termination of Optionee’s employment as a result of his or her disability; or

(v)
twelve (12) months after Optionee’s death: (1) while employed; (2) during the three months after Optionee’s termination as a result of Optionee’s retirement or following a “change in control;" or (3) during the twelve (12) months after Optionee’s termination as a result of disability; but in any event, no later than the end of the option period provided in the Optionee’s option agreement.

Incentive Options shall be classified as nonqualified stock options to the extent that the aggregate fair market value (determined as of the date of grant) of common stock for any such Incentive Options exercised for the first time in any calendar year exceeds $100,000. The Committee may impose such other restrictions or conditions as it may deem appropriate in connection with any Incentive Option granted. Incentive Options are subject to a four-year vesting schedule whereby 20% of the options are vested on the date of grant, and 20% of the options granted vest on each anniversary of the date of grant until such options are fully vested on the fourth anniversary of the date of grant.

No monetary consideration will be received by the Company upon the grant of an Incentive Option. In order to exercise an Incentive Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Incentive Options granted to them until those Incentive Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 60,000 shares of common stock reserved for issuance under the Incentive Option Plan, had they been outstanding on December 31, 2006 would have been $990,000 based upon a per share price of $16.50, as of such date.

In the event of increases, decreases or changes in the Company’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Committee shall make equitable proportionate adjustments in the aggregate number and kind of shares under the Incentive Stock Option Plan, the number and kind of shares covered by each then outstanding Incentive Option, and in the Exercise Price of each unexercised Incentive Option. Unless amended by the Committee, the Incentive Stock Option Agreement (the “Agreement”) shall be binding upon any successor to the Company. However, except upon a “change in control” (as defined in the Agreement), the Incentive Stock Option Plan and any options granted thereunder shall terminate upon the effective date of the Company’s dissolution or liquidation.

The Committee may, from time to time, amend, modify, suspend, terminate or discontinue the Incentive Stock Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Incentive Option without such Optionee's prior written consent, and, except as shall be required to comport with changes in the Internal Revenue Code of 1986 (the “Code”). Any modification or amendment of the Incentive Stock Option Plan that (a) increases the aggregate number of shares of common stock covered by the Incentive Stock Option Plan, (b) changes the provisions of the Incentive Stock Option Plan with respect to the determination of persons to whom Incentive Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionee's under the Incentive Stock Option Plan, shall be subject to the approval of the Company’s shareholders. Consistent with the terms of the Incentive Stock Option Plan, the Committee may modify any outstanding Incentive Option pursuant to a written agreement with the Optionee.

Incentive Options granted under the Incentive Stock Option Plan are intended to qualify for certain favorable income tax treatment. Under the Code, an Optionee is generally not taxed in the year in which an Incentive Option is exercised. If an Optionee holds stock purchased upon the exercise of an Incentive Option for a period of at least two years following the date of grant and at least one year from the date the Incentive Option is exercised (or dies while owning the stock) then, upon disposition of the stock (or upon death while owning the stock), he or she will generally realize a capital gain equal to the excess of the sale price of the stock over the exercise price. If the Optionee disposes of the stock before the holding periods have expired, the excess of the fair market value of the stock at the time the Incentive Option was exercised over the exercise price will be treated as ordinary income. The Company will not be permitted to take a tax deduction at any time in connection with Incentive Options unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. At its discretion, the Committee may withhold from an Optionee's salary or any other amount due to such Optionee (or from shares being purchased upon the exercise of an Incentive Option) the amount of any required tax withholdings for which the Company is responsible.

No options will be granted under the Incentive Stock Option Plan unless and until approval of the Incentive Stock Option Plan is received from the Company’s shareholders.

A copy of the Incentive Stock Option Plan is on file and may be inspected by any shareholder at the Company’s office in Asheville, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Incentive Stock Option Plan free of charge should contact Randall C. Hall, Secretary of the Company, at 79 Woodfin Place, Asheville, North Carolina 28801.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 APPROVING THE WESTSTAR FINANCIAL SERVICES CORPORATION 2007 INCENTIVE STOCK OPTION PLAN.

PROPOSAL 3: APPROVAL OF THE 2007 NONSTATUTORY STOCK OPTION PLAN

On January 16, 2007, the Board of Directors approved the Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan (the “Nonstatutory Option Plan”) which provides for the issuance of options to purchase shares of the Company’s common stock (“Nonstatutory Options”) to directors of the Company (the “Optionees”). The general purpose of the Nonstatutory Option Plan is to assist the Company in attracting and retaining directors whose interests are the same as those of shareholders, and to provide an additional incentive for directors to whom Nonstatutory Options are granted to manage the Company in a manner that will enhance financial performance and shareholder value. The Board's approval of the Nonstatutory Option Plan is subject to approval by the shareholders of the Company.

While all non-employee directors of the Company and the Bank are eligible to receive stock options under the Nonstatutory Stock Option Plan, there have been no projections made as to whom options will be granted or what percentage of the plan pool will be held in reserve.

The Nonstatutory Option Plan will be administered by the Board and generally provides for the issuance and sale of up to an aggregate of 40,000 shares of the Company’s common stock (subject to adjustment as described below) upon the exercise of Nonstatutory Options. The Board is authorized to determine the persons to whom and numbers of shares for which Nonstatutory Options will be granted, to interpret and construe the terms and provisions of the Nonstatutory Option Plan and to make reasonable or advisable rules and other determinations relating to the Nonstatutory Option Plan. The Nonstatutory Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Nonstatutory Option Plan.

The price per share (the “Exercise Price”) of common stock covered by each Nonstatutory Option granted shall be set by the Board at the time the Nonstatutory Option is granted, but shall not be less than 100% of the fair market value of a share of common stock at the time the Nonstatutory Option is granted. The fair market value of a share of common stock at the date of grant shall be determined according to the Nonstatutory Option Plan in the following manner: (1) if on the date of grant, the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the closing sales price as reported on the date of grant, provided that if a closing sales price is not reported for such date, the fair market value shall be equal to the closing sales prices on the most recent trading day for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on NASDAQ or another comparable system, the fair market value shall be equal to the arithmetic mean of the bid and asked prices as quoted on such system on the date of grant, provided that if bid and asked prices are not available for such date, the fair market value shall be equal to the arithmetic mean of the bid and asked prices on the most recent trading day for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no quotations are available on NASDAQ, the fair market value shall be the average of the bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the most recent trading date practicable. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board shall adopt a reasonable valuation method, which valuation method shall take into consideration all available information material to the valuation of the common stock, and shall apply such valuation method in a reasonable manner to fix the fair market value of the common stock on the date of grant.

Each Nonstatutory Option will vest according to the schedule set forth below and will expire and may not thereafter be exercised after the earlier of:

(i)	the expiration date set by the Board at the time of grant, which may be no more than five years after the date of grant pursuant to the terms of the Nonstatutory Stock Option Plan;

(ii)	the date the Optionee resigns from the Board of Directors, completes his or her term without reelection or is removed from the Board for “cause” as defined in the Company’s Articles of Incorporation;

(iii)	ninety (90) days after the Optionee retires from the Board of Directors;

(iv)
the expiration date set by the Board at the time of grant (which may be no more than five years after the date of grant under the terms of the Nonstatutory Stock Option Plan), if the Optionee resigns and has been designated a “director emeritus” by the Board;

(v)	the expiration date set by the Board if the Optionee leaves the Board due to the Optionee's disability or following a "change in control;" and

(vi)
twelve (12) months after Optionee’s death: (1) while serving as a Director; or (2) during the option period provided in the Optionee’s option agreement after Optionee leaves the Board due to Optionee’s retirement, disability or following a “change in control;" but in any event, no later than the expiration date set by the Board.

In connection with any Nonstatutory Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Nonstatutory Options are subject to a four-year vesting schedule whereby 20% of the options are vested on the date of grant, and 20% of the options vest on each anniversary of the date of grant until such options are fully vested on the fourth anniversary of the date of grant.

No monetary consideration will be received by the Comapany upon the grant of a Nonstatutory Option. In order to exercise a Nonstatutory Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Nonstatutory Options granted to them until those Nonstatutory Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 40,000 shares of common stock reserved for issuance under the Nonstatutory Option Plan, had they been outstanding on December 31, 2006 would have been $660,000 based upon a per share price of $16.50, as of such date.

In the event of increases, decreases or changes in the Company’s outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares available under the Nonstatutory Option Plan, the number and kind of shares which are covered by each then outstanding Nonstatutory Option, and in the exercise price of each unexercised Nonstatutory Option. Unless amended by the Board, the standard Nonstatutory Option Agreement (the “Agreement”) shall be binding upon any successor to the Company. However, except upon a “change in control” (as defined in the Agreement), the Nonstatutory Option Plan and any options granted thereunder shall terminate upon the effective date of the Company’s dissolution or liquidation.

The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Nonstatutory Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Nonstatutory Option without such Optionee's prior written consent. In addition, approval of the Company’s shareholders shall be required for any modification or amendment of the Nonstatutory Option Plan that (a) increases the aggregate number of shares of common stock, (b) changes the provisions of the Nonstatutory Option Plan with respect to the determination of persons to whom Nonstatutory Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionees under the Nonstatutory Option Plan. Consistent with the terms of the Nonstatutory Option Plan, the Board may modify any outstanding Nonstatutory Option pursuant to a written agreement with the Optionee.

Nonstatutory Options granted under the Nonstatutory Option Plan will not qualify for the same favorable income tax treatment applicable to Incentive Options. As a result, an Optionee will be taxed in the year in which a Nonstatutory Option is exercised. The excess of the fair market value of the stock at the time the Nonstatutory Option was exercised over the exercise price will be treated as ordinary income. Moreover, the Company will be permitted to take a tax deduction in connection with Nonstatutory Options. At its discretion, the Board may withhold from an Optionee's directors fees, if any, or any other amount due to such Optionee (or from shares being purchased upon the exercise of a Nonstatutory Option), the amount of any required tax withholdings for which the Company is responsible.

No options will be granted to directors of the Company or the Bank under the Nonstatutory Option Plan unless and until approval of the Nonstatutory Option Plan is received from the shareholders of the Company.

A copy of the Nonstatutory Option Plan is on file and may be inspected by any shareholder at the Company's office in Asheville, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Nonstatutory Option Plan free of charge should contact Randall C. Hall, Secretary of the Company, at 79 Woodfin Place, Asheville, North Carolina 28801.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 APPROVING THE WESTSTAR FINANCIAL SERVICES CORPORATION 2007 NONSTATUTORY STOCK OPTION PLAN.

PROPOSAL 4: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2008 ANNUAL MEETING

It is anticipated that the 2008 Annual Meeting will be held on a date during April 2008. Any Proposal of a shareholder which is intended to be presented at the 2008 Annual Meeting must be received by the Company at its main office in Asheville, North Carolina no later than November 30, 2007, in order that such Proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a Proposal for the 2008 Annual Meeting is not expected to be included in the proxy statement for that meeting, the Proposal must be received by the Company by February 15, 2008 for it to be timely received for consideration. The Company will use its discretionary authority for any Proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Randall C. Hall, Corporate Secretary, Weststar Financial Services Corporation, 79 Woodfin Place, Asheville, North Carolina 28801 whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-KSB IS ATTACHED TO THIS PROXY STATEMENT. REQUESTS FOR ADDITIONAL COPIES SHOULD BE DIRECTED TO RANDALL C. HALL, CORPORATE SECRETARY, WESTSTAR FINANCIAL SERVICES CORPORATION, 79 WOODFIN PLACE, ASHEVILLE, NORTH CAROLINA 28801.

REVOCABLE PROXY

WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801

APPOINTMENT OF PROXY
SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Patricia P. Grimes, Randall C. Hall and Carol L. King (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Weststar Financial Services Corporation (the “Company”) held of record by the undersigned on February 15, 2007, at the Annual Meeting of Shareholders of the Company to be held at the Renaissance Asheville Hotel, One Thomas Wolfe Plaza, Asheville, North Carolina, at 3:00 p.m. on April 17, 2007, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect three directors of the Company for three-year terms or until their successors are duly elected and qualified.

____	FOR all nominees listed below (except as indicated otherwise below)	____	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:
Three-Year Terms

W. Edward Anderson
G. Gordon Greenwood
Darryl J. Hart

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2. APPROVAL OF 2007 INCENTIVE STOCK OPTION PLAN: Proposal to approve the Company’s 2007 Incentive Stock Option Plan.

____ FOR	____ AGAINST	____ ABSTAIN

3. APPROVAL OF 2007 NONSTATUTORY STOCK OPTION PLAN: Proposal to approve the Company’s 2007 Nonstatutory Stock Option Plan.

____ FOR	____ AGAINST	____ ABSTAIN

4. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appoint-ment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007.

____ FOR	____ AGAINST	____ ABSTAIN

5. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY AND RETURN TO WESTSTAR FINANCIAL SERVICES CORPORATION.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 2, 3 AND 4. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Date:	,2007

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE

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